Exhibit 10.6

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of April 10, 2015, is made by and among Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (“Supplier”), Recro Pharma, Inc., a Pennsylvania corporation (“Recipient Representative”), DV Technology LLC, a Delaware limited liability company (the “Company”), and Alkermes Gainesville LLC, a Massachusetts limited liability company (“Alkermes Gainesville,” and together with Recipient Representative and the Company, the “Recipients”). Supplier and the Recipients collectively are referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Purchase Agreement (defined below).

Recitals

WHEREAS, Supplier, Recipient Representative, the Company and certain other parties entered into a Purchase and Sale Agreement, dated as of March 7, 2015 (the “Purchase Agreement”), pursuant to which, among other things, Supplier and its Affiliate agreed to sell and transfer, and Recipient Representative and the Company agreed to purchase, the Transferred Interests;

WHEREAS, the Recipients desire to obtain from Supplier, on the terms and subject to the conditions set forth herein, certain services following consummation of the transactions contemplated by the Purchase Agreement, and Supplier is willing to provide (or cause to be provided) to the Recipients, on a transitional basis and on the terms and subject to the conditions set forth herein, such services; and

WHEREAS, concurrently with entry into this Agreement, Recipient Representative is entering into an indemnification agreement with [* * *] in the form attached hereto as Exhibit A.

Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I.

SERVICES

Section 1.1 Purchase and Sale of Services.

(a) Supplier by itself or through its Affiliates agrees to provide to the Recipients, on the terms and subject to the conditions of this Agreement and in consideration of the Service Charges described below, the services described in Schedule I, Schedule II, and Section 1.2 (each individually a “Service” and collectively, the “Services”) for the period designated for each such Service set forth in Section 6.1.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) At any time following the Closing Date, the Parties may agree in writing to add to, delete or modify the Services set forth on Schedule I or Schedule II. The costs for Services that are added to Schedule I or Schedule II pursuant to this Section 1.1(b) shall be determined in accordance with Section 2.1.

(c) In performing its obligations under this Agreement, Supplier (or its Affiliates, as applicable) shall:

(i) provide the Services in a commercially reasonable manner that is, to the extent applicable, consistent with the manner in which they have been provided in the preceding twelve months and in accordance with the policies and procedures of Supplier in place as of the Closing Date;

(ii) subject to Section 3.1, maintain the necessary resources (human and technological) to provide the Services;

(iii) use commercially reasonable efforts to obtain the authorizations, memberships, licenses, approvals, consents or qualifications of any person as may be necessary for the performance of its obligations pursuant to this Agreement, including obtaining from third party providers all consents necessary to grant any sublicenses in connection with the performance of Services hereunder and maintain such authorizations, memberships, licenses, approvals, consents and qualifications in full force and effect.

(A) Any fee or extra cost charged to Supplier or its Affiliates by third party providers in connection with any such requested consents shall be paid directly by the Supplier and invoiced to the Recipient Representative at cost in accordance with Section 2.2. To the extent that a third party provider charges Recipients directly, Recipients may pay such third party providers directly and shall not be liable to Supplier for such amounts paid to third party providers.

(B) In the event that the consent of a third party provider, if required, is requested by Supplier and is not obtained within thirty (30) days following the Closing Date, Supplier shall notify Recipient Representative and shall cooperate with Recipient Representative to provide an alternate means of providing the Services affected by such failure to obtain consent, such alternative to be reasonably satisfactory to Recipient Representative. In the event that such an alternative is required, Supplier shall provide the Services in such alternative manner and Recipient Representative shall bear any expenses incurred in the provision of such Services through such alternative means.

(d) All Services listed on Schedule I and Schedule II shall be coordinated through a designated service coordinator set forth opposite such Service. Schedule I and Schedule II shall be updated to reflect any changes to the designated service coordinator by giving notice to the Recipient Representative.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e) The Parties acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, Recipients agree to use commercially reasonable efforts to make a transition of each Service to its own internal organization or to obtain alternate third party sources to provide the Services; provided, that nothing in this Section 1.1(e) shall limit the term of such Services as provided in this Agreement or be interpreted as an agreement to transition such Services prior to the expiration of the term of such Services set forth herein.

(f) The Parties acknowledge that the Services are provided for the purpose of integration only, and not for any other purpose, including resale of the Services.

Section 1.2 Consulting Services.

(a) From the date hereof until July 15, 2015, [* * *] shall serve as acting General Manager of the facility located at 1300 Gould Drive, Gainesville, GA 30504 (the “Alkermes Gainesville Facility”) and as an advisor to the management of Recipient Representative. Except for the period from April 20, 2015 through April 25, 2015, during which [* * *] will attend in-person meetings of Supplier and its Affiliates and be absent from the Alkermes Gainesville Facility, from the date hereof until July 15, 2015, [* * *] shall exclusively provide services to Recipients, and may only provide services to Supplier with the prior written approval of Recipient Representative (which approval may not be unreasonably delayed, conditioned or withheld). Recipients shall bear no cost for such services provided by [* * *] to Supplier during such period.

(b) After July 15, 2015, [* * *] shall be reasonably available via telephone or, upon reasonable advance notice to [* * *] and Supplier, in person at the Alkermes Gainesville Facility to act as an advisor to the management of Recipient Representative until the earlier of: (i) October 1, 2015 or (ii) the Recipient Representative’s notice to Supplier that [* * *]’s services as an advisor are not required, at which point [* * *] will have no continuing obligation to the Recipients except as set forth in Section 1.2(c). As an advisor to the management of Recipient Representative, [* * *] shall not have decision-making authority concerning the Alkermes Gainesville Facility and its operations and all decisions concerning the Alkermes Gainesville Facility and its operations shall be made by the management of Recipient Representative or their other designated individuals.

(c) After October 1, 2015 until the conclusion of the 2015 audit, [* * *] shall be reasonably available, upon reasonable advance notice to [* * *] and Supplier, via telephone to answer questions from the management of Recipient Representative regarding the 2015 audit.

(d) Nothing in this Agreement will be interpreted as a contract for [* * *]’s employment. All Services provided by [* * *] in accordance with Sections 1.2(a), 1.2(b) and 1.2(c) shall be performed subject to the terms of [* * *]’s employment with Supplier. For clarity, if [* * *]’s employment with Supplier shall be terminated for any reason, or if [* * *] shall be unable to perform the services set forth in Sections 1.2(a), 1.2(b) and 1.2(c), Supplier shall have no further obligation under such sections.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 1.3 Third Party Service Providers. It is understood and agreed that Supplier has been retaining, and will continue to retain, third party service providers to provide some of the Services to the Recipients. In addition, Supplier shall have the right to hire other third party service providers to provide all or part of any Service, provided that the hiring of such other third party providers does not adversely affect the provision of the Services by Supplier; provided, however, that Supplier shall not hire other third party service providers to provide all or part of any Service to the extent such hire would materially increase the costs of such Services without the prior written consent of Recipient Representative. In the event that Recipient Representative does not provide such prior written consent, Supplier shall have the right to immediately terminate the provision of Services proposed to be provided by such third party service provider. Supplier shall in all cases retain responsibility for the provision to the Recipients of Services to be performed by such third party service provider. Notwithstanding the foregoing, Supplier shall not hire a different third party provider to provide the Services to be provided by Clarkson Consulting without the prior written consent of Recipient Representative (which consent may not be unreasonably delayed, conditioned or withheld).

Section 1.4 Force Majeure.

(a) Supplier shall notify Recipient Representative of any circumstances beyond the reasonable control of Supplier including, but not limited to, war, insurrection, riot, civil commotion, acts of terrorism, act of God, market closure (which is not in the ordinary course of business), fire, water damage, explosion, mechanical breakdown, any law, decree, regulation or order of any government or governmental body (including any court or tribunal), any material interruption in telecommunications, Internet or utilities services that prevents, hinder or delays Supplier from performing its obligations under this Agreement (a “Force Majeure Event”).

(b) In the event that Supplier is prevented, hindered or delayed from performing its obligations under this Agreement, in whole or in part, due to a Force Majeure Event, then (i) the affected provisions and/or other requirements of this Agreement shall be suspended to the extent necessary during the period of such disability, and (ii) Supplier shall have no liability to the Recipients or any other party in connection with such suspension. Supplier shall use its commercially reasonable best efforts to resume full performance of this Agreement as soon as reasonably practicable following the conclusion of the Force Majeure Event. From the commencement and during the continuance of a Force Majeure Event, Recipients may replace, at their sole expense, any affected Service by providing such Service internally or engaging a third party to provide such Service and Supplier shall reasonably cooperate with such efforts.

Section 1.5 Records. Each Party shall keep or cause to be kept full and accurate records (the “Records”) existing or generated as part of the Services performed in connection with this Agreement in accordance with European Union, U.S., and International Conference on

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) records retention requirements. Such Records shall be made available to the other Parties promptly on request in such format as may be reasonably requested at the requesting Party’s cost.

Section 1.6 Audit Request. Recipients will have the right upon thirty (30) days prior written notice to Supplier to audit the records of Supplier or its Affiliates through an independent certified accountant selected by Recipients, and which is reasonably acceptable to Supplier, for the purposes of confirming (i) that Supplier has complied with its obligations to deliver the Services and (ii) the accuracy of the Service Charges as set forth in Section 2.1, in each case, in accordance with this Agreement. Supplier shall make its employees reasonably available to Recipients and its accountant in order to provide access to the systems, documentation and records that are the subject of any such audit. Such accountant must have executed and delivered to Supplier a confidentiality agreement as reasonably requested by Supplier, which will include provisions limiting such accountant’s disclosure to Recipients to only the results of such audit and any information necessary for Recipients and Supplier to determine whether Supplier has complied with its obligations to deliver the Services. The results of such audit will be referred to (A) for Recipients, Gerri Henwood, Chief Executive Officer and (B) for Supplier, Blair Jackson, Vice President of Business Development, who shall use commercially reasonably efforts to address and resolve those findings identified by the independent certified accountant as not in compliance with the obligations under this Agreement. If the matter has not been resolved within thirty (30) days of the matter being referred under the foregoing clause, then the findings of the independent certified accountant, including any destruction order given by the independent certified accountant, will be binding on both Parties and the Parties shall remedy those items found to not be in accordance with this Agreement.

Section 1.7 Mutual Confidentiality.

(a) Except as expressly permitted pursuant to this Agreement, the Purchase Agreement, the Ancillary Agreements, the Intellectual Property Transfer and License Agreement and the IP License Agreement, the Parties shall refrain from, either alone or in conjunction with any other Person, or directly or indirectly through their Affiliates or Representatives, disclosing to any other Person, or using in any manner, any confidential, proprietary or secret information (“Confidential Information”) of any other Party or such Party’s Affiliates; provided that the foregoing obligations of confidentiality and non-use will not apply to any Confidential Information that (A) is or becomes generally available to the public or otherwise part of the public domain and other than through any act or omission of the foregoing Persons or their Affiliates in breach of this Agreement, the Purchase Agreement, the Ancillary Agreements, the Intellectual Property Transfer and License Agreement or the IP License Agreement, (B) is disclosed after the date hereof to the foregoing Persons or their Affiliates or Representatives on a non-confidential basis by a third party that is not subject to an obligation of confidentiality with respect to such Confidential Information, and (C) is independently discovered or developed by the foregoing Persons or their Affiliates without the aid, application, or use of such Confidential Information.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) Notwithstanding Section 1.7(a), a Party may disclose Confidential Information in order to comply with (i) a request or requirement by deposition, interrogatory, request for documents, subpoena, civil investigation demand or similar process or a formal request from a regulatory examiner, if in the reasonable opinion of counsel, such disclosure is necessary for such compliance (an “External Demand”); and (ii) only with respect to Confidential Information that is not Restricted Information (as defined below), to its Affiliates; provided that, (A) with regard to disclosure under clause (i), prior to making such disclosure, the Party subject to such demand or request shall (x) immediately notify the other Party of the existence, terms and circumstances surrounding such External Demand, (y) consult with the other Party on the availability of taking legally available steps to resist or narrow such request or disclosure, and (z) assist the other Party, at the other Party’s expense, in seeking a protective order or other appropriate remedy to the extent available under the circumstances and (B) with regard to disclosure under clause (ii), prior to making such disclosure, the recipient of such Confidential Information shall be bound by obligations of confidentiality with respect to the use and disclosure of such Confidential Information that are at least as stringent as the obligations of confidentiality set forth herein. Recipient shall not, and shall cause its Affiliates and Representatives not to, access any Restricted Information. For purposes of this Section 1.7, “Restricted Information” shall mean information accessed through Veeva Vault that is not necessary to continue operating the Alkermes Gainesville Facility under cGMPs.

(c) The obligations of confidentiality set forth in this Section 1.7 shall be in addition to, and shall not amend, modify or otherwise limit, any obligations of confidentiality or non-disclosure as set forth in the Purchase Agreement.

ARTICLE II.

SERVICE CHARGES

Section 2.1 Service Charges.

(a) As compensation for the Services to be provided hereunder, Recipient Representative shall pay to Supplier or its Affiliate (as designated by Supplier on a Service-by-Service basis):

(i) for Services set forth on Schedule I, the actual out-of-pocket costs (including the costs of obtaining authorizations, memberships, licenses, applications, approvals, and consents pursuant to Section 1.1(c)(iii)) incurred by Suppliers and its Affiliates to provide such Services; provided, that Recipient Representative shall not pay the out-of-pocket costs for those Services set forth on Schedule I that Suppliers or its Affiliates would ordinarily use internal resources (e.g., headcount) to address;

(ii) for Services set forth on Schedule II, Supplier’s and its Affiliates’: (i) standard full time equivalent rate of $[* * *] per hour plus (ii) actual out of pocket costs (including the costs of obtaining authorizations, memberships, licenses, approvals, applications and consents pursuant to Section 1.1(c)(iii)), incurred by Supplier and its Affiliates to provide such services;

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii) for the Services provided by [* * *] in accordance with Section 1.2(a), Supplier’s and its Affiliates’ (i) cost of [* * *]’s salary, plus the costs of associated employee benefits, for such three month period plus (ii) actual out-of-pocket costs, incurred by Supplier and its Affiliates to provide the Services; and

(iv) for the Services provided by [* * *] in accordance with Sections 1.2(b) and 1.2(c), Supplier’s and its Affiliates’: (i) fully burdened monthly rate for [* * *] plus (ii) actual out-of-pocket costs, incurred by Supplier and its Affiliates to provide the Services as requested by Recipients.

The costs and rates referenced in clauses (i) through (iv) above (the “Service Charges”) shall each be evidenced by Supplier’s or its Affiliates’ records.

(b) If at any time the nature of the Services provided pursuant to this Agreement changes materially in scope from the original proposed allocations set forth in Section 2.1(a), the Service Charges associated with such Service shall be recalculated to a mutually agreeable rate and agreed to in good faith between Supplier and Recipient Representative.

(c) Payments made by Recipient for goods and services provided by Supplier under this agreement are exclusive of any federal, state, county or municipal sales or use tax, value added tax, excise or similar charge, or other Tax assessment (other than Income Tax), which will be additionally payable by Recipient in the event that such Tax applies to any of these payments, provided that Supplier will issue an appropriate invoice to support any such charge. If Recipient Representative reasonably believes it is required by law to pay or withhold any Income Tax on behalf of Supplier with respect to any amounts payable to Supplier under this Agreement, then (i) Recipient Representative shall notify Supplier of its intention to withhold no later than fifteen (15) days before the payment is due (and such notice shall be sent to the persons designated in Section 7.4(a)); (ii) Recipient Representative shall deduct the Income Taxes from the amount of such monies due; (iii) any such Income Tax required to be paid or withheld shall be an expense of and borne solely by Supplier; and (iv) Recipient Representative shall promptly provide Supplier with a certificate or other documentary evidence to enable Supplier to support a claim for a refund or a foreign tax credit. Supplier and Recipient Representative agree to cooperate in all respects to take advantage of any double taxation agreements or similar agreements as may, from time to time, be available in order to enable Recipient Representative to make such payments to Supplier without any deduction or withholding of Income Tax. Notwithstanding the foregoing, it is understood and agreed that: (1) so long as Supplier has provided Recipient Representative with (A) a properly completed Form W-8BEN-E establishing its status as the beneficial owner for purposes of the U.S.-Ireland Treaty of the payments of any Service Charges made to Supplier hereunder and its claim to treaty benefits under Article 7 of the U.S.-Ireland Treaty (relating to Business Profits), and such W-8BEN-E has not expired, Recipient Representative shall treat all such payments to Supplier as exempt from withholding of U.S. federal Income Taxes, and (B) a Form W-8BEN-E upon which Recipients may rely to show that the payments made to Supplier are not subject to FATCA withholding, Recipients shall not withhold any amounts under FATCA from payments made to Supplier hereunder; and (2) with

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

respect to any payments to an Affiliate of Supplier (as designated pursuant to Section 2.1(a)), so long as such Affiliate has provided Recipient with a properly completed W-9 or other documentation that establishes to Recipient’s satisfaction that such Affiliate is exempt from backup withholding, Recipient shall treat any payments made hereunder to such Affiliate of Service Charges as exempt from withholding of U.S. federal Income Taxes and from information reporting under Chapter 61 of the Code.

(d) All Service Charges payable under this Agreement shall become due immediately upon termination (in whole or in part) or expiration of this Agreement.

Section 2.2 Invoicing and Settlement of Costs.

(a) During the Term of this Agreement, Supplier shall deliver to the Recipient Representative each month an invoice in respect of the Services provided to the Recipients and any costs incurred in connection with such Services during the previous month, such invoice to include any pass through costs incurred by Supplier and its Affiliates. Such invoices shall list the fee for the Services rendered and set forth in reasonable detail the basis for the allocation of such fees to the Recipients. The invoice shall state the amount due in respect of the Services provided during the previous month and shall be a valid tax invoice for VAT purposes.

(b) The Recipient Representative shall pay to Supplier, to such account as may be specified in writing by Supplier from time to time, all amounts not disputed in good faith and specified in such invoice on or before the forty-fifth (45th ) day following the date of receipt of the relevant invoice.

(i) In the event of a good faith dispute as to the propriety of the amount invoiced, the Recipient Representative shall pay all undisputed amounts, but shall be entitled to withhold payment of any amount in dispute and shall notify Supplier promptly following receipt of any disputed invoice of the disputed amount and the reasons each such charge is disputed by the Recipient Representative.

(ii) Upon delivery of such notice, Supplier and Recipient Representative shall use reasonable commercial efforts to resolve any such dispute promptly.

(iii) If the matter has not been resolved within thirty (30) days after the delivery of notice referenced in clause (i) above, then the matter shall be referred to (A) for Supplier, Noeleen Kenny, Vice President Alliance Management and (B) for Recipient Representative, the Chief Financial Officer. The foregoing representatives of the Parties, or their designees, shall use reasonable commercial efforts to resolve such dispute promptly.

(iv) If the matter has not been resolved within thirty (30) days (or such longer period as may be agreed in writing by the Parties) of being referred under clause (iii) above then the Parties may initiate formal legal proceedings with respect to such dispute.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE III.

PERSONNEL

Section 3.1 Right to Designate and Change Personnel. Supplier will make available such qualified personnel as will be required to provide the Services. Nothing in this Agreement shall limit the Supplier’s and its Affiliates’ ability to remove any personnel or terminate any personnel at any time. Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, the contents of Schedule I and Schedule II, Supplier and its Affiliates shall not be required to retain any of their employees after the Closing that they do not choose to retain in their sole discretion.

Section 3.2 Access to Premises. Recipients shall allow reasonable access to any premises at which the Services are provided to suitable personnel of Supplier and its Affiliates or subcontractors as necessary for the provision of Services. Supplier and its Affiliates shall ensure that its personnel allowed access pursuant to the provisions of this Section 3.2 comply with all reasonable safety, confidentiality, and security requirements provided to them from time to time by the Recipients.

Section 3.3 Not a Contract of Employment. It is acknowledged by the Parties that this Agreement constitutes a contract for the provision of services and not a contract of employment. Accordingly, during the Term of this Agreement, each Party shall retain overall control of its personnel at all times and be responsible for the payment of all remuneration and benefits of any kind (including all salaries, holiday pay, tax, health insurance, pay related social insurance payments and contributions to pension arrangements) and shall make all proper deductions from the remuneration that it pays to its employees, personnel and subcontractors.

ARTICLE IV.

DISCLAIMER OF WARRANTIES

Section 4.1 Disclaimer of Warranties. Except as expressly provided in this Agreement, the Parties agree that the information provided hereunder is provided without assertion that it is complete and such information and the Services provided hereunder are provided in both cases with no warranties, and Supplier and its Affiliates expressly disclaim any warranties arising as a result of this Agreement, whether express, implied or statutory.

Section 4.2 Liability of Supplier and its Affiliates. Supplier and its Affiliates undertake to perform only such duties as are expressly set forth herein and no duties shall be implied. Supplier and its Affiliates shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. Supplier’s and its Affiliates’ sole responsibility with respect to this Agreement shall be for the provision of Services in accordance with the terms of this Agreement. If the delivery or provision of Services shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such services or any part thereof, then and in any such event, Supplier and its

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Affiliates are authorized, in their sole discretion, to rely upon and comply with any such order, writ, judgment or decree which they are advised by legal counsel selected by them is binding upon them without the need for appeal or other action; and if Supplier or its Affiliates comply with any such order, writ, judgment or decree, they shall not be liable to any of the Parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

ARTICLE V.

INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 5.1 Indemnification by Supplier. Subject to the provisions of this Article V, Supplier shall indemnify and hold harmless the Recipients, and each of their respective directors, officers, employees and agents, and each of their heirs, executors, successors and assigns of any of the foregoing from and against any and all Losses actually suffered or incurred by them arising out of or resulting from Supplier’s or its Affiliates’ (i) breach of this Agreement, (ii) violation of applicable law in performing the Services; (iii) bad faith, gross negligence or willful misconduct in performing the Services; or (iv) claiming benefits on a form W-8BEN-E pursuant to Section 2.1(c) of this Agreement to which Supplier was not entitled.

Section 5.2 Indemnification by Recipients. The Recipients shall indemnify and hold harmless:

(a) Subject to the provisions of this Article V, Supplier and its Affiliates, and each of their respective directors, officers, employees and agents, and each of their heirs, executors, successors and assigns of any of the foregoing for all Losses actually suffered or incurred by them arising out of or resulting from the Recipients’ (i) breach of this Agreement, (ii) violation of applicable law in respect of the Services provided hereunder; or (iii) bad faith, gross negligence or willful misconduct in respect of the Services provided hereunder; and

(b) Subject to the provisions of this Article V, Supplier and its Affiliates and each of their respective directors, officers, employees and agents, and each of their heirs, executors, successors and assigns of any of the foregoing for all Losses actually suffered or incurred by them arising out of or resulting from the Services provided in accordance with Section 1.2.

Section 5.3 Limitation on Liability. No Party shall be entitled to indemnification pursuant to this Article V to the extent that such Losses resulted from such Party’s bad faith, gross negligence, willful misconduct or failure to comply with applicable laws. Except with respect to liability arising under Section 5.2(b) or from a breach of Section 1.7 of this Agreement, such indemnification obligations shall not exceed [* * *] hereunder. Except with respect to liability arising under Section 5.2(b) of this Agreement or a breach of Section 1.7 of this Agreement, notwithstanding anything to the contrary contained in this Agreement, none of the Parties shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future profits, revenue or income, diminution in value or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, regardless of whether such damages were foreseeable.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 5.4 Indemnification Procedures. The procedures set forth in Section 10.4 of the Purchase Agreement shall be deemed incorporated into, and made part of, this Agreement.

Section 5.5 Mitigation. The provisions set forth in Section 10.6 of the Purchase Agreement shall be deemed incorporated into, and made part of, this Agreement.

Section 5.6 Entire Indemnification; Waiver. The provisions in Sections 5.1 through 5.6 of this Agreement constitute the complete agreement between the Parties with respect to indemnification under this Agreement, and each Party waives its right to assert any common-law indemnification or contribution claim against the other party with respect to such subject matter.

Section 5.7 Specific Performance. The Parties agree that irreparable damage, for which monetary damages (even if available) may not be an adequate remedy, might occur in the event that the Parties breach any provision of Section 1.7 of this Agreement. Accordingly, the Parties acknowledge and agree that, to prevent breaches or threatened breaches by the Parties of any of their respective covenants or obligations set forth in Section 1.7 of this Agreement and to enforce specifically the terms and provisions of Section 1.7 of this Agreement, the Parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of Section 1.7 of this Agreement and to enforce specifically the terms and provisions of Section 1.7 of this Agreement, in addition to any other remedy to which they are entitled in law or in equity.

ARTICLE VI.

TERM AND TERMINATION

Section 6.1 Term. The term of this Agreement shall commence on the date hereof and unless earlier terminated pursuant to Section 6.2, shall continue in full force until the earlier of the expiration of the specified period for each of the Services set forth below or completion of the Services (the “Term”); provided, that the Term for any Service may be extended or shortened by written agreement of the Parties.

(a) The Services set forth on Schedule I shall terminate sixty (60) days after the Closing Date, provided, however, that the Recipients shall have the right to reasonably request additional information or documentation related to the Services set forth on Schedule I for an additional number of days as reasonably agreed among the Parties and Supplier shall make a good faith effort to provide such requested information or documentation.

(b) The Services set forth on Schedule II shall terminate on June 30, 2016.

(c) The term of the Services provided pursuant to Section 1.2 are set forth in Section 1.2.

Section 6.2 Termination. Notwithstanding Section 6.1, this Agreement or any of the Services provided for hereunder may be terminated at any time prior to the expiration of the Term:

(a) by mutual written consent of the Parties;

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(b) by the Recipients by giving five (5) Business Days prior written notice to the Supplier, provided, however, that Services which require cooperation of a third party or parties for cessation shall be terminated as promptly as practicable following such five (5) Business Day notice period; and

(c) by Supplier by giving thirty (30) days prior written notice to the Recipient Representative of Recipient Representative’s failure to pay material amounts not in dispute that are greater than ninety (90) days past due.

Section 6.3 Effect of Termination. Other than as required by law, upon termination of any Service pursuant to Section 6.1 or Section 6.2, Supplier will have no further obligation to provide the terminated Service (or any Service, in the case of the termination of this Agreement) and the Recipients will have no obligation to pay any fees relating to such Service or make any other payments hereunder; provided, however, that notwithstanding such termination, (i) the Recipients shall remain liable to Supplier for fees owed and payable in respect of Services provided prior to the effective date of the termination and (ii) the provisions of Article II, Article IV, Article V, Article VI, and Article VII shall survive any such termination.

ARTICLE VII.

MISCELLANEOUS

Section 7.1 Relationship. The Parties acknowledge and agree that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the Parties and that all Services are provided by Supplier and its Affiliates as independent contractors.

Section 7.2 Entire Agreement. This Agreement (including Schedule I and Schedule II) and the Purchase Agreement (and the agreements and other documents referred to herein and therein) constitute the final agreement between the Parties with respect to the subject matter hereof, and is the complete and exclusive statement of the Parties’ agreement on the matters contained herein. All prior and contemporaneous negotiations and agreements between the Parties with respect to the matters contained herein are superseded by this Agreement.

Section 7.3 Cooperation. Each Party will cooperate with the other Parties and provide the other Parties such information with respect to the performance of any requirement of this Agreement as may be reasonably requested.

Section 7.4 Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three (3) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of telegram or facsimile and shall be directed to the address set forth below (or at such other address or facsimile number as such Party shall designate by like notice):

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(a)	If to Supplier or its Affiliates:

Alkermes Pharma Ireland Limited

Connaught House

1 Burlington Road

Dublin 4, Ireland

Attn:     Noeleen Kenny, Vice President Alliance Management

Fax No.: +(353) 1 772 8001

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attn:     Mitchell S. Bloom, Esq.

             Robert E. Puopolo, Esq.

Fax No.: (617) 523-1231

and with a copy (which shall not constitute notice) to:

Arthur Cox

Earlsfort Centre

Earlsfort Terrace

Dublin 2, Ireland

Attn:     Christopher P.J. McLaughlin

Fax No.: +(353) 1 616 3901

(b)	If to Recipient Representative or Recipients, to:

Recro Pharma, Inc.

490 Lapp Road

Malvern, PA 19355

Attn:     Charles Garner, Chief Financial Officer

Fax No.: (484) 395-2471

with a copy (which shall not constitute notice) to:

Pepper Hamilton LLP

Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

Attn:     Rachael M. Bushey, Esq.

Fax No.: (800) 860-1682

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Section 7.5 Assignment. This Agreement may not be assigned by any Party, by operation of law or otherwise, without the express written consent of the other Parties (which consent may not be unreasonably delayed, conditioned or withheld); provided, however, that any Party may assign, mortgage, charge or dispose of any of its rights or obligations under this Agreement without the prior written consent of the other Parties (i) in the event of a merger, sale or similar transaction involving all or substantially all of its assets, provided that doing so does not add any obligations to provide Services hereunder or (ii) to an Affiliate. In addition, any Party may designate an Affiliate to perform its obligations hereunder, provided that such Party shall remain fully responsible for the performance of its respective obligations hereunder.

Section 7.6 Governing Law Jurisdiction and Forum; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action (whether based on contract, tort or any other theory) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts negotiated, made and performed in such State without giving effect to the choice of law principles of such State or other jurisdiction that would require or permit the application of the laws of another jurisdiction.

(b) Each of the Parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process

(c) Each Party to this Agreement knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any Action brought by any of them against any other arising out of or in any way connected with this Agreement, or any other agreements executed in connection herewith or the administration thereof or any of the transactions contemplated herein or therein. No Party to this Agreement shall seek a jury trial in any Action based upon, or arising out of, this Agreement or any related instruments or the relationship between the Parties. No Party will seek to consolidate any such Action in which a jury trial has been waived with any other Action in which a jury trial cannot be or has not been waived. Each Party to this Agreement certifies that it has been induced to enter into this Agreement or instrument by, among other things, the mutual waivers and certifications set forth above in this Section 7.6. No Party has in any way agreed with or represented to any other Party that the provisions of this Section 7.6 will not be fully enforced in all instances.

Section 7.7 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other

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provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.8 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.9 Amendment. The Parties may amend this Agreement only by a written agreement signed by all Parties that identifies itself as an amendment to this Agreement.

Section 7.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement may be executed in delivered by facsimile or other electronic transmission.

[ SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties set forth below as of the day first above written.

ALKERMES PHARMA IRELAND LIMITED

By:	/s/
Name:
Title:

RECRO PHARMA, INC.

By:	/s/
Name:
Title:

DV TECHNOLOGY LLC

By:	/s/
Name:
Title:

ALKERMES GAINESVILLE LLC

By:	/s/
Name:
Title:

[Signature Page to Transition Services Agreement]

EXHIBIT A

Indemnification Agreement

(Attached)

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of April 10, 2015 by and between Recro Pharma, Inc., a Pennsylvania corporation (the “Company”), and [* * *] (“Indemnitee”).

RECITALS

WHEREAS, Alkermes Pharma Ireland Limited, a private limited company incorporated in Ireland (“APIL”), the Company, DV Technology LLC, a Delaware limited liability company, and Alkermes Gainesville LLC, a Massachusetts limited liability company, have entered into a transition services agreement as of the date hereof (the “Transition Services Agreement”);

WHEREAS, on behalf of APIL, Indemnitee shall provide certain services to the Company as set forth in Sections 1.2(a), 1.2(b), and 1.2(c) of the Transition Services Agreement (the “Services”); and

WHEREAS, in order to induce Indemnitee to provide the Services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Not a Contract for Employment.

(a) Nothing in this Agreement will be interpreted as a contract for Indemnitee’s employment. All services provided by Indemnitee to the Company shall be performed subject to the terms of Indemnitee’s employment with APIL.

(b) This Agreement shall continue in full force and effect after Indemnitee has ceased to provide the Services.

Section 2. Definitions.

As used in this Agreement:

(a) “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total voting power represented by the Company’s then outstanding Voting Securities, other than such persons (of affiliates of such persons) that currently hold in excess of twenty-five percent (25%) of the

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

total voting power represented by the Company’s outstanding Voting Shares on the date hereof, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Board”) and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.

(b) “Enforcement Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent.

(c) “Enterprise” shall mean any domestic or foreign, for-profit or not-for-profit, corporation (other than the Company), partnership, joint venture, trust, employee benefit plan or other legal entity of which Indemnitee is or was serving as a Representative at the request of the Company.

(d) “Expenses” shall include all reasonable and documented attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e) “Independent Counsel” shall mean a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of contract law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, any Enterprise or Indemnitee in any matter material to any such party (other than with respect to

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matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above.

(f) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, regulatory or investigative nature in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was providing the Services or by reason of any action taken by Indemnitee or of any action taken on his part while providing the Services or while serving at the request of the Company as a Representative of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement as provided for in Section 13(e) of this Agreement.

(g) “Representative” shall mean a person occupying the position or discharging the functions of a director, officer, employee, fiduciary, trustee or agent thereof, regardless of the name or title by which the person may be designated. The term does not imply that a director, as such, is an agent of a corporation.

(h) “Services” shall have the meaning set forth in the recitals.

(i) “Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.

Section 3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that the Company has no obligation to indemnify the Indemnitee for amounts paid in settlement without the Company’s prior written consent.

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Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Company is located or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court of common pleas or other court deems proper.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement and except as provided in Section 8, to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of providing the Services, a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 7. Intentionally Omitted.

Section 8. Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement:

(a) to make any indemnity for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise;

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(b) to make any indemnity or advancement that is prohibited by applicable law;

(c) to make any indemnity or advancement in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees.

Section 9. Advances of Expenses. The Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. Nothing in this Section 9 shall limit Indemnitee’s right to advancement pursuant to Section 13(e) of this Agreement.

Section 10. Procedure for Notification and Defense of Claim.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor and, if Indemnitee so chooses pursuant to Section 11 of this Agreement, such written request shall also include a request for Indemnitee to have the right to indemnification determined by Independent Counsel.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

Section 11. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 10(a), a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) by Independent Counsel in a written opinion to the Board if Indemnitee so requests in such written request for indemnification pursuant to Section 10(a), or (ii) by the Company if Indemnitee does not so request such determination be made by Independent Counsel. In the case that such determination is made by Independent Counsel, a copy of

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Independent Counsel’s written opinion shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the Independent Counsel or the Company, as applicable, making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Company, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel or the Company shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) In the event that Indemnitee exercises his right to have his entitlement to indemnification determined by Independent Counsel pursuant to clause (i) of Section 11(a), the Independent Counsel shall be selected by Indemnitee. The Company may, within ten (10) days after written notice of such selection, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification and Independent Counsel pursuant to Sections 10(a) and 11(a)(i) hereof, respectively, and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection, Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate. The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 12. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. Neither (i) the failure of the Company or of Independent Counsel to have made a determination

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prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c) The knowledge and/or actions, or failure to act, of any Representative of the Company or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 13. Remedies of Indemnitee.

(a) Subject to Section 13(f), in the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification that does not include a request for Independent Counsel, (iv) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by

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reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c) If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e) The Company shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any liability insurance policies maintained by the Company for coverage of its Representatives, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification or advancement is being sought.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 14. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in the course of providing the Services prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for Representatives of the Company or of any other Enterprise, Indemnitee shall be covered by any such policy or policies that applies to a Representative of the same position as Indemnitee in accordance with its or their terms to the maximum extent of the

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

coverage available for any such Representative under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has liability insurance in effect covering its Representatives, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company’s obligation to provide indemnification or advancement hereunder to Indemnitee who is or was serving at the request of the Company as a Representative of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such other Enterprise.

Section 15. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) three (3) years after the date that Indemnitee shall have ceased to provide the Services or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation division or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 17. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to provide the Services, and the Company acknowledges that Indemnitee is relying upon this Agreement in providing such services to the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

Section 18. Modification and Waiver. No supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement as provided hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise, except to the extent that the Company is materially prejudiced by such failure.

Section 20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (iii) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (iv) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a) If to Indemnitee, at such address as Indemnitee shall provide to the Company.

(b) If to the Company to:

Recro Pharma, Inc.

490 Lapp Road

Malvern, PA 19355

Attention: Gerri Henwood

or to any other address as may have been furnished to Indemnitee by the Company.

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Section 21. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its Representatives) and Indemnitee in connection with such event(s) and/or transactions.

Section 22. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a court of competent jurisdiction in the State of Delaware (a “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 20 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 23. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 24. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

RECRO PHARMA, INC.

By:
Name:
Title:

INDEMNITEE

[* * *]

Current Indemnitee Address

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE I

Supplier and its Affiliates or subcontractors will provide the following Services subject to the terms of this Agreement and the Purchase Agreement.

#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

1.	Transfer of emails and other electronic data (including electronic documents and employee data) related primarily to the Business to the extent not fully transferred to Recipients at Closing.	Rutter, Inc. and [* * *]	[* * *]

2.	Transfer of any hard copy records related primarily to the Business to the extent not fully transferred to Recipients at Closing.	[* * *]	[* * *]

3.	Transfer of the existing safety database for Verelan/Verapamil (Argus database) to Recipients or their nominated third party provider, to the extent not fully transferred to Recipients at Closing, and support Recipient’s pharmacovigilance and adverse event reporting obligations with respect to Verelan/Verapamil, until June 30, 2015 at the latest. The Parties shall develop a plan by May 15, 2015 for the transport on or before May 28, 2015. Such plan shall be mutually agreed upon by the parties.	[* * *]	[* * *]

4.	Transfer of ownership for any applications/INDs currently owned by Supplier or its Subsidiaries (other than the Company or Alkermes Gainesville) (e.g. DMF, IND, NDA’s, etc.) that relate solely to the Products to the extent not fully transferred to Recipients at Closing, provided that Supplier and Recipient shall collaborate with respect to the letters/correspondence to be provided to Governmental Entities regarding transfer of regulatory responsibilities before such applications/INDs are transferred.	[* * *]	[* * *]

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

5.	Transfer of information with respect to the Business and in the possession and control of Supplier or its Subsidiaries (other than the Company or Alkermes Gainesville) relating to IP/patent litigation and employee litigation, provided that Supplier shall provide any necessary consents or letters reasonably requested by the Recipient Representative’s legal counsel to transfer such information relating to such litigation, to the extent not fully transferred to Recipients at Closing.	[* * *]	[* * *]

6.	Transfer of information with respect to the Business and in the possession and control of Supplier or its Subsidiaries (other than the Company or Alkermes Gainesville) relating to R&D related primarily to the Products, manufacturing and facilities, to the extent not fully transferred to Recipients at Closing.	[* * *]	[* * *]

7.	Transfer of information with respect to the Business and in the possession and control of Supplier or its Subsidiaries (other than the Company or Alkermes Gainesville) relating to Clinical Trial Masterfiles and case report forms and nonclinical data relating to the Products, to the extent not fully transferred to Recipients at Closing.	[* * *]	[* * *]

8.	Assistance with the support and transfer to Recipients of (i) business relationships, (ii) audit, tax, accounting, financial, insurance, claims handling and treasury functions, (iii) employee files, benefits and recruiting transition support and (iv) ongoing regulatory activities (CMC, documentation, facilities), in each case of (i) through (iv) primarily related to the Business, to the extent not fully transferred to Recipients at Closing, provided that Supplier will collaborate with Recipient to transfer such items as soon as reasonably practicable after Closing.	[* * *]	[* * *]

9.	Assistance to Alkermes Gainesville employees who hold stock or stock options in Alkermes plc from Supplier and its Subsidiaries’ captive broker in exercising options, determining tax basis of equity grants, retrieving tax/transaction reports, and transferring shares to their personal accounts.	[* * *]	N/A

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

10.	Transfer of flat files, data, and/or an alternate solution (where appropriate) from the items listed on Part I(b) of Schedule II.	[* * *]	[* * *]

11.	Promptly following the Closing, file documentation with relevant patent authorities to effect recordal of transfer of patents, patent applications and trademark registrations in the name of DV Technology LLC from the current owner of record; provided, that if the Closing occurs before 10:00 a.m., prevailing Eastern time, on the Closing Date, such documentation shall be filed with the United States Patent and Trademark Office on the Closing Date.	[* * *]	[* * *]

12.	Services with respect to SOX controls for Alkermes Gainesville (i.e., documentation that identifies key processes and key controls within those processes).	[* * *]	[* * *]

13.	[* * *]	[* * *]	[* * *]

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE II

Transition Services

Part I(a): IT Services

Supplier and its Affiliates or subcontractors will provide the following Services subject to the terms of this Agreement and the Purchase Agreement.

#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

1.	SAP Services (including maintenance; GL account creation, cost center creation, reporting hierarchies)	[* * *]	[* * *]

2.	Maximo (Plant Maintenance)	[* * *]	[* * *]

3.	ComplianceWire Learning Management System	[* * *]	[* * *]

4.	LIMS (Thermo Scientific Laboratory Information Management System)	[* * *]	[* * *]

5.	SDMS/ELN (Waters)	[* * *]	[* * *]

6.	SLIM (H&A Scientific Stability Laboratory Information System)	[* * *]	[* * *]

7.	Veeva Vault (QA Doc Mgt) - As a result of the Closing of the Purchase Agreement, Supplier has agreed to provide Alkermes Gainesville with direct access, through Supplier’s controlled document system (Veeva Vault), to those documents required to continue operating the Alkermes Gainesville Facility (located at 1300 Gould Drive, Gainesville, GA 30504) under cGMPs. Such access will be in effect until Recipients have completed setup of their own self-sustained controlled document system. Affiliates of Alkermes Gainesville will not have access to Supplier’s Veeva Vault.	[* * *]	[* * *]

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

8.	Octagon and SafeBio Pharma (Regulatory Submissions and eSignature)	[* * *]	[* * *]

9.	External Collaboration (SharePoint, Extranets)	[* * *]	[* * *]

10.	Intranet Support Services	[* * *]	[* * *]

11.	E-mail (SmartPhone, Tablet, Exchange, External gateways, Mobile Device Management, Spam Filtering, PGP)	[* * *]	[* * *]

12.	IT Help Desk Application (ServiceNow)	[* * *]	[* * *]

13.	Data separation / parsing for each application above	[* * *]	[* * *]

14.	Modifications to existing system configuration, reports and interfaces to support application and source data changes	[* * *]	[* * *]

15.	Development of new reports and interfaces necessary to support Alkermes Gainesville	[* * *]	[* * *]

16.	End-user Computing Infrastructure (Internet, SEP/PGP Wireless, Remote PC Desktop Control, Self-Service P/W Management, PC Helps/Vitalyst desktop support)	[* * *]	[* * *]

17.	Wide Area Network	[* * *]	[* * *]

18.	Active Directory Domain Services Support	[* * *]	[* * *]

19.	Network Infrastructure Services and Support (Backup/Replication, Monitoring, Anti-virus, VMware, Web Filtering, Firewalls, etc.)	[* * *]	[* * *]

20.	Remote Access System Support / VPN	[* * *]	[* * *]

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

21.	IT Contracts Management and Support	[* * *]	[* * *]

22.	IT Security Services and Support	[* * *]	[* * *]

23.	NextDocs (Change Control)	[* * *]	[* * *]

Part I(b): Excluded IT Services

Supplier and Recipient Representative have agreement that the items listed below on this Part I(b) of Schedule II shall not be transferred to the Recipients and shall not be included in the definition of “Services.”

•	Oracle eBusiness Suite HRIS Services

•	Oracle Fusion (Employee Performance and Comp Planning)

•	Concur Travel & Expense System

•	ADP Payroll/ADP ConnectTaleo (HR Recruiting and Applicant Tracking)

•	Okta (Single-Signon)

•	Third-Party Personnel Benefit Providers

•	Backup Support Services (NetBackup, Data Domain)

•	IT Quality Management Services and Support

•	IT Management System (ITMS) Framework, Audit and Control Testing Support

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Part II: Other

Supplier and its Affiliates or subcontractors will provide the following Services subject to the terms of this Agreement and the Purchase Agreement

#	Detailed Description of Service	Supplier Service Coordinator	Recipient Service Coordinator

1.	Support with respect to ongoing prosecution of the patent applications owned by the Company	[* * *]	[* * *]